Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
UNDER 18 U.S.C. § 1350 FURNISHED PURSUANT TO SECURITIES EXCHANGE ACT RULE 13a-14(b)

In connection with the Quarterly Report of Bank7 Corp. (the “Company”) on Form 10-Q for the period ended on June 30, 2026, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, in his respective capacities indicated below, hereby certifies, pursuant to 18 U.S.C. § 1350, as enacted by Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge and belief, (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Thomas L. Travis
Date: August 10, 2026	Thomas L. Travis
Vice Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ Kelly J. Harris
Kelly J. Harris
Executive Vice President and Chief Financial Officer (Principal Financial Officer)